UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): August 5, 2008

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

Lisa G. Meier, Senior Vice President and Chief Financial Officer, has informed Flotek Industries, Inc. (“Flotek” or the “Company”) that she is resigning from such position, effective as of August 8, 2008 (the “Resignation Date”). Andrew Jowett, Chief Accounting Officer, will serve as interim chief financial officer.

Item 5.02(e)

In connection with the resignation of Ms. Meier, Flotek entered into a Separation and Release Agreement with Ms. Meier, a copy of which is filed herewith as Exhibit 10.1 to this Form 8-K, providing for, among other things: (i) a cash payment equal to the sum of her regular salary through the Resignation Date and her accrued vacation benefits in the amount of $6,730.77, payable within three business days after the Resignation Date; (ii) continuation of individual coverage under the health insurance policies of the Company as required under COBRA during any period subject to COBRA that she is not employed; (iii) a short-term deferral payment in the amount of $153,846.20, payable in 16 equal bi-weekly payments of $9,615.38, commencing on August 15, 2008; (iv) a six month deferral amount payment in the amount of $96,153.80, payable in 10 equal bi-weekly payments of $9,615.38, commencing on March 27, 2009; (v) the vesting and continued exercisability of certain stock options; (vi) the vesting of certain shares of restricted stock; (vii) payment to Ms. Meier of up to $10,000 in respect of her attorney’s fees for negotiation of the agreement; and (viii) mutual releases, a consulting arrangement between Ms. Meier and the Company terminating on March 15, 2009, a non-solicitation provision terminating on March 15, 2009, non-disparagement provisions and other customary provisions for agreements of this nature.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement dated August 5, 2008

99.1	Press Release dated August 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: August 6, 2008	By:	/s/ Jerry D. Dumas, Sr.
Jerry D. Dumas, Sr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation and Release Agreement dated August 5, 2008

99.1	Press Release dated August 5, 2008